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                                                                 EXHIBIT 10.7(c)

                                AMENDMENT NO. 2
                                      TO
                            VASTAR RESOURCES, INC.
                      SPECIAL TERMINATION ALLOWANCE PLAN

                         -----------------------------

The Vastar Resources, Inc. Special Termination Allowance Plan (the "Plan") is hereby amended effective as of March 10, 1999.

1.   Paragraph 3.1 of the Plan is amended to read as follows:

     "3.1 "Administrator" means (i) prior to the earlier to occur of a Change of Control or an Anticipatory Change of Control, Vastar Resources, Inc., and (ii) on and after the earlier to occur of a Change of Control or an Anticipatory Change of Control, the Special Plan Administrator, which shall also assume all delegations of the Administrator described in Paragraph 7.1 of the Plan. Upon a written determination by the Chief Financial Officer and the General Counsel of the Company, approved by either the Board of Directors of the Company (the "Board"), the Outside Directors or the Executive Committee of the Board, that an Anticipatory Change of Control has ended without concluding in a Change of Control (an "Anticipatory Change Termination"), Vastar Resources, Inc. will again become the Administrator. For purposes of this definition, a Change of Control shall not include an ARCO Acquisition as defined in Section 6.4."
2.   New Paragraphs 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20, 3.21, 3.22,
     3.23, 3.24, 3.25, 3.26, 3.27 and 3.28 are added to Paragraph 3 of the Plan to read as follows:

     "3.13 "AIP Award" means the award paid to the Participant for a Plan Year under the Vastar Resources, Inc. Annual Incentive Plan.
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     3.14  The term "Anticipatory Change of Control" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

     3.15 The term "ARCO" means Atlantic Richfield Company and its subsidiaries and affiliates.

     3.16 "Base Pay" means the greater of the Employee's annualized rate of Pay on (i) the date of the Change of Control or (ii) the date immediately before the date the Employee became a Terminated Employee (as defined in Paragraph 6.1).

     3.17 "Basic STAP" for this purpose means the cash benefit payment (including the cash payment payable under the Special Termination Allowance Policy in lieu of allowing the Employee to work during the 60-day notice period described therein) which would otherwise be payable to the Employee under this Plan upon termination of employment, had no Change of Control occurred.

     3.18 "Benefit Trigger Window" means the 24-month period commencing on the date that a Change of Control occurs.

     3.19 "Cause" shall mean (i) the conviction of the Employee for any felony involving dishonesty, fraud or breach of trust or (ii) the willful engagement by the Employee in gross misconduct in the performance of his or her duties that materially injures the Surviving Entity.

     3.20 The term "Change of Control" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

     3.21 "Change of Control Trust" means the trust established by the Company to provide for the payment of any benefits, in whatever form is required, under the Plan on and after a Change of Control.

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     3.22  "Covered Amount" is equal to the sum of  (i) the Participant's Base
           Pay and (ii) the greater of (A) the average of the total AIP Awards paid to the Participant with respect to the three Plan Years ended prior to the Change of Control (or if less, the number of years in which the employee has received AIP Awards, if the Participant has not participated in the Plan during each of such three years) or (B) the Participant's Final Target AIP Award.

     3.23 "Final Target AIP Award" means the target award determined by the Committee under the Vastar Resources, Inc. Annual Incentive Plan for the Plan Year beginning immediately prior to the Change of Control, or if none was determined for that Plan Year, the most recent target award determined.

     3.24 The term "Outside Director" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

     3.25 "Qualifying Pay" means the Employee's annualized rate of regular wages or salary, excluding all extra pay such as overtime, premiums, bonuses, living or other allowances, determined as of the relevant date.

     3.26 The term "Special Plan Administrator" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

     3.27 "Surviving Entity" means the Company, or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company after a Change of Control, and its affiliates.

     3.28 "Target Award" means the annual target performance bonus award applicable to the Employee for the relevant period."

3.   Paragraphs 5.1, 5.2 and 5.3 of the Plan are amended to read as follows:

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     "5.1  (a) For a Regular Full-Time Employee, the payments made to a
               Participant under this subparagraph shall be computed by reference to the Attachment 1 matrix, provided, however, that upon a Change of Control, notwithstanding anything to the contrary on Attachment 1, Terminated Employees with less than one year of service shall be entitled to a minimum cash payment equal to 12.00 weeks of Pay.

          (b) For a Regular Part-Time Employee, payments made to a Participant under this subparagraph shall be computed by reference to the Attachment 3 worksheet.

          (c)  Attachment 2 is hereby deleted from the Plan.

     5.2 The Company reserves the right to offset the allowance described in Paragraph 5.1, above, by any monies the Employee owes the Company and by the amount of any statutory benefits attributable to termination of employment or disability, provided, however, that the Company shall not have such offset right after a Change of Control.

     5.3 Notwithstanding anything in this Plan to the contrary, the total allowance paid under this Plan shall not exceed the equivalent of twice the Employee's annual compensation as defined in ERISA Regulation (S) 2510.3.2(b)(a)(i) during the year immediately preceding the Employee's termination of employment, provided, however, this limitation shall not apply to Tier 1 and 2 Employees and any other person who is a member of a select group of management or highly compensated employees as such terms are used in Section 201(a) of ERISA.

4. Sections 6, 7 and 8 of the Plan are renumbered as Sections 7, 8 and 9 and a new Section 6 is added to the Plan to read as follows:

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                                  "SECTION 6
               ALLOWANCES PAYABLE FOLLOWING A CHANGE OF CONTROL

     6.1 Notwithstanding any other provision of the Plan, if an Employee terminates employment during the Benefit Trigger Window under the circumstances described in Paragraph 6.2 (a "Terminated Employee"), the Terminated Employee will be paid a single cash allowance as described in Paragraph 6.3 and, if applicable, Paragraph 6.6, within 60 days following such termination in lieu of any other benefit to which the Employee is entitled under this Plan.

     6.2 For the purposes of Paragraph 6.1 above, termination of employment shall mean:

          (a) a termination of employment during the Benefit Trigger Window by the Surviving Entity, other than for Cause, or

          (b) the Employee's voluntary termination within the Benefit Trigger Window as a result of the Surviving Entity's implementation of:

               (i) a ten percent or more reduction of such Employee's Qualifying Pay from the Qualifying Pay determined as of the date immediately prior to the date of the Change of Control or a ten percent or more reduction (based on dollar value) in the Employee's aggregate Qualifying Pay plus Target Award ("Total Pay") from the Employee's Total Pay determined as of the date immediately prior to the date of the Change of Control; or

               (ii) a required relocation of the Employee's principal place of work to a location which would satisfy the conditions specified in (S) 217(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), for

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                    a deduction by such Employee of moving expenses under (S)
                    217 of the Code.

          (c) No Employee shall be deemed to have a termination of employment solely due to a transfer of employment directly between the Company, a Surviving Entity or any of their affiliates.

     6.3 Following termination of employment of an Employee, as defined in Paragraph 6.2, a cash payment shall be made to the Terminated Employee as prescribed under the following payment schedule, in lieu of any other benefit to which the Employee is entitled under this Plan (except for the benefit described in Section 6.6 hereof):


                   EMPLOYEE
                   LEVEL                   CASH PAYMENTS
            ------------------------------------------------------
                   Tier 1           3 times the Covered Amount
            ------------------------------------------------------
                   Tier 2           2 times the Covered Amount
            ------------------------------------------------------
                   Tier 3           The greater of 1 times the
                                    Covered Amount or Basic STAP
            ------------------------------------------------------
                   All others       Basic STAP
            ======================================================

     6.4 Notwithstanding anything to the contrary in this Plan, if a Change of Control as described under paragraph (3) of the definition of such term on Annex A attached hereto (an "ARCO Acquisition") occurs, no person shall be entitled to benefits under Paragraphs 6.3 or 6.6 of this Plan as a result of such a Change of Control, but shall instead receive the benefits to which the person may otherwise be entitled, whether under this Plan or any other employee welfare benefit plan, as determined in the sole discretion of Atlantic Richfield Company; provided that benefits accrued under this


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         Plan due to a termination of employment prior to a Change of Control, but not yet paid, shall be paid in accordance with the terms of this Plan in existence immediately prior to the Change of Control.

     6.5 Upon the earlier to occur of an Anticipatory Change of Control or a Change of Control (excluding an ARCO Acquisition), the Company or any successor to the obligations of the Company shall fund the Change of Control Trust in accordance with its terms.

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     6.6 Special Tax Allowance and Tax Mitigation.

         (a) If a Participant in Tier 1 (or who was in Tier 1 immediately prior to an ARCO Acquisition) is liable for the payment of any excise tax (the "Basic Excise Tax") because of Section 4999 of the Code, or any successor or similar provision relating to a Change of Control, with respect to any payments or benefits received or to be received from the Company or its affiliates, or any successor to the Company or its affiliates, whether provided under this Plan or otherwise, the Company or any successor to the obligations of the Company will pay the Participant an amount (the "Special Reimbursement") which, after payment by such Participant (or on the Participant's behalf) of any federal, state and local taxes applicable thereto, including, without limitation, any further excise tax under such Section 4999 of the Code, on, with respect to or resulting from the Special Reimbursement, equals the net amount of the Basic Excise Tax.
               The Special Reimbursement will be paid upon receipt by the Participant of any payment or benefit that will result in the Basic Excise Tax.

          (b) Notwithstanding anything in this Plan to the contrary, if any amounts due to a Participant other than a Tier 1 Participant under this Plan and any other plan or program of the Company or its affiliates constitute a "parachute payment," as such term is defined in Section 280G(b)(2) of the Code, and the amount of the parachute payment, reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to
               Section 4999 of the Code, is less than the amount the Employee would receive if he were

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               paid three times his "base amount," as defined in Section
               280G(b)(3) of the Code, less one dollar, reduced by all federal, state and local taxes applicable thereto, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times his base amount less one dollar.

          (c) The determinations to be made with respect to this Paragraph 6.6 will be made by the Special Plan Administrator."

5.   Paragraphs 8.2 and 8.3 of the Plan are amended to read as follows:

    "8.2 The cost of this Plan shall be paid by the Company out of its general assets provided that any benefits due from the Company under Section 6 of the Plan shall be paid from the Change of Control Trust, and if not paid from the Change of Control Trust shall be paid by the Company or any successor to the obligations of the Company.

     8.3 This Plan is intended to be an employee welfare benefit plan, as defined in (S) 3(1), Subtitle A of Title I of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except that payments to any Employee who is a member of a select group of management or is highly compensated shall be deemed to be made under a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of (S) 201(2) of ERISA."

5. Section 8 of the Plan is amended by adding the following Paragraph 8.4 thereto to read as follows:

     "8.4 Any action required to be taken under this Plan by the Chief
          Financial Officer and the General Counsel of the Company may be taken by either individual if the other

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          position is then vacant, and if both positions are vacant, such action may be taken by any other officer of the Company with a position of vice president or above. Any action required to be taken by the Vice President, Human Resources of the Company may, if such position is vacant, be taken by any other officer of the Company with a position of vice president or above."

6.   Section 9 of the Plan is amended to read as follows:

                                  "SECTION 9
                           AMENDMENT AND TERMINATION

     9.1  Amendment or Termination Generally.   Except as provided in Paragraphs
          9.2 and 9.3, the Plan may be amended for any reason and at any time by the Vice President, Human Resources of the Company. Except as provided in Paragraphs 9.2 and 9.3, the Plan and payments thereunder may be terminated at any time by the Vice President, Human Resources of the Company; provided, however, that no amendment may deprive a Participant of benefits that have previously accrued.

     9.2 Amendment or Termination during Anticipatory Change of Control. The Plan may not be terminated or amended during the period after the occurrence of an Anticipatory Change of Control and prior to a Change of Control or an Anticipatory Change Termination (as defined in Section 3.1), except that the Board of Directors of the Company may amend the Plan during such a period as it may deem reasonably necessary, provided that, if any such amendment reduces, or could reduce, the value of any benefit of a Participant, as determined in the sole discretion of the Special Plan Administrator, the Company or any successor to the obligations of the Company shall, prior to, and as a condition precedent to, such amendment going into effect,

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          provide substantially equivalent value in replacement thereof to the
          Participant in the reasonable determination of the Special Plan Administrator.

     9.3 Amendment or Termination On or After a Change of Control. The Plan may not be terminated or amended on or after a Change of Control in any manner that would negatively affect Employee's rights arising as a result of the Change of Control under Section 6 without the consent of all of the Participants or, in the alternative, the Participants whose Plan benefits are affected by such termination or amendment. The Plan will terminate at the expiration of the Benefit Trigger Window, provided, however, that such termination shall not affect any right of a Participant which shall have accrued prior to such termination.

     9.4 Acquisition by ARCO. An ARCO Acquisition shall not be treated as a Change of Control for purposes of this Section 9."

     Executed as of the 10th day of March, 1999.


ATTEST                              VASTAR RESOURCES, INC.



By: /s/ Jonathan D. Edelfelt        By: /s/ Jeffrey M. Bender
   ---------------------------         ----------------------------
    JONATHAN D. EDELFELT                 JEFFREY M. BENDER
    Associate Secretary                  Vice President
                                         Human Resources

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